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Exhibit 99.1

Integrated Alarm Services Group, Inc.

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA DATA

The following unaudited pro forma consolidated balance sheet and statements of operations combine the historical consolidated financial statements of the Company and NACC. We have agreed to acquire substantially all of the assets of NACC and plan to record the acquisition using the purchase method of accounting. We intend to use a portion of the net proceeds of an anticipated $125 million Senior Notes offering to pay the cash purchase price for the acquisition.

        We derived the unaudited pro forma consolidated balance sheet and statements of operations data from our unaudited consolidated financial statements for the six months ended June 30, 2004, and our consolidated financial statements for the year ended December 31, 2003, the unaudited financial statements of NACC for the six months ended June 18, 2004, and unaudited financial statements for the twelve months ended December 19, 2003, which include the audited financial statements of NACC for the year ended September 19, 2003, less the three months September 21, 2002, through December 20, 2002, plus the three months September 20, 2003, through December 19, 2003. The historical financial statements used in preparing the pro forma financial data are summarized and should be read in conjunction with our complete historical consolidated financial statements.

        The pro forma consolidated balance sheet as of June 30, 2004, gives effect to the purchase of NACC using the purchase method of accounting as if the acquisition and this offering had been consummated on June 30, 2004. The pro forma consolidated statements of operations for the six months ended June 30, 2004, and for the year ended December 31, 2003, give effect to the acquisition using the purchase method of accounting as if the acquisition and the Senior Notes offering had been consummated at January 1, 2003.

        We are providing the pro forma consolidated financial information for illustrative purposes only. The companies may have performed differently had they been combined during the periods presented. You should not rely on the unaudited pro forma consolidated financial information as being indicative of the historical results that would have been achieved had the companies actually been combined during the periods presented or the future results that the combined company will experience. The unaudited pro forma consolidated statements of operations do not give effect to any cost savings or operating synergies expected to result from the acquisition or the costs to achieve such cost savings or operating synergies.

Integrated Alarm Services Group, Inc.

Pro Forma Consolidated Balance Sheet
As of June 30, 2004
(unaudited)

	IASG	NACC	Subtotal	Pro forma adjustments		Pro forma	Offering proceeds		Pro forma as adjusted
Assets:
Current assets:
Cash and cash equivalents	$5,100,975	$15,852,000	$20,952,975	$(15,852,000	)(1)	$5,100,975	$24,192,899	(6)	$29,293,874
Current portion of notes receivable	1,389,994	124,000	1,513,994			1,513,994			1,513,994
Accounts receivable, net	6,308,571	1,733,000	8,041,571			8,041,571			8,041,571
Inventories	1,096,517	—	1,096,517			1,096,517			1,096,517
Deferred income taxes	—	588,000	588,000	(588,000	)(1)	—			—
Prepaid expenses	1,266,760	208,000	1,474,760			1,474,760			1,474,760
Due from related party	85,844	—	85,844			85,844			85,844

Total current assets	15,248,661	18,505,000	33,753,661			17,313,661			41,506,560
Property and equipment, net	6,027,811	3,612,000	9,639,811	(1,695,726	)(2)	7,944,085			7,944,085
Notes receivable net of current portion	3,192,619	10,811,000	14,003,619	(1,608,806	)(2)	12,394,813			12,394,813
Subordinated loan participation	—	17,376,000	17,376,000	(2,254,919	)(2)	15,121,081			15,121,081
Dealer relationships, net	21,619,136	—	21,619,136	16,882,949	(2)	38,502,085			38,502,085
Customer contracts, net	89,807,707	6,247,000	96,054,707	729,604	(2)	96,784,311			96,784,311
Goodwill, net	90,161,798	—	90,161,798			90,161,798			90,161,798
Debt issuance costs, net	1,273,141	—	1,273,141			1,273,141	3,689,452	(4)	4,962,593
Other identifiable intangibles, net	1,994,765	—	1,994,765			1,994,765			1,994,765
Restricted cash and cash equivalents	1,855,395	—	1,855,395			1,855,395			1,855,395
Deferred income taxes	—	8,757,000	8,757,000	(8,757,000	)(1)	—			—
Other assets	3,440,638	—	3,440,638			3,440,638			3,440,638

Total assets	$234,621,671	$65,308,000	$299,929,671	$(13,143,899)		$286,785,772	$27,882,351		$314,668,123

Liabilities and Stockholders' Equity:
Current liabilities:
Current portion of long-term debt	$16,319,000	$—	$16,319,000			$16,319,000	$(11,655,000	)(5)	$4,664,000
Current portion of capital lease obligations	434,335	—	434,335			434,335			434,335
Accounts payable	1,460,905	1,976,000	3,436,905			3,436,905			3,436,905
Accrued expenses	6,766,517	189,000	6,955,517			6,955,517			6,955,517
Current portion of deferred revenue	9,461,296	1,242,000	10,703,296			10,703,296			10,703,296
Due to NACC	—	—	—	48,757,101	(3)	48,757,101	(48,757,101	)(6)	—

Total current liabilities	34,442,053	3,407,000	37,849,053			86,606,154			26,194,053
Long-term debt, net of current portion	44,829,112	—	44,829,112			44,829,112	88,855,000	(5)	133,684,112
Capital lease obligations, net of current portion	236,524	—	236,524			236,524			236,524
Deferred revenue, net of current portion	2,132,355	—	2,132,355			2,132,355			2,132,355
Deferred income taxes	234,328	—	234,328			234,328			234,328
Other liabilities	17,819	—	17,819			17,819			17,819
Due to related party	3,284	30,084,000	30,087,284	(30,084,000	)(1)	3,284			3,284

Total liabilities	81,895,475	33,491,000	115,386,475			134,059,576			162,502,475

Stockholders' equity:
Preferred stock, $.001 par value; authorized 3,000,000 shares	—	—	—			—			—
Common stock, $.001 par value, authorized 100,000,000; issued and outstanding 24,681,462 shares	24,682	22,835,000	22,859,682	(22,835,000	)(1)	24,682			24,682
Paid-in capital	206,164,145	—	206,164,145			206,164,145			206,164,145
Accumulated deficit	(53,462,631)	8,982,000	(44,480,631)	(8,982,000	)(1)	(53,462,631)	(560,548	)(4)	(54,023,179)

Total stockholders' equity	152,726,196	31,817,000	184,543,196			152,726,196			152,165,648

Total liabilities and stockholders' equity	$234,621,671	$65,308,000	$299,929,671	$(13,143,899)		$286,785,772	$27,882,351		$314,668,123

Integrated Alarm Services Group, Inc.

Notes to Pro Forma Consolidated Balance Sheet
(unaudited)

(1)
We will acquire NACC through an Asset Purchase Agreement with NACC. The stated assets and liabilities to be acquired and/or assumed include most but not all of the accounts on the books of NACC. The balances at June 30, 2004, of the not to be acquired accounts included: cash of $15,852,000, current deferred income taxes of $588,000, long-term deferred income taxes of $8,757,000, due to related party of $30,084,000, common stock of $22,835,000 and retained earnings of $8,982,000.

(2)
The account balances of NACC are stated at historical cost. To apply purchase accounting to the acquisition, several of the asset classifications need to be adjusted to state the balances at estimated fair value. The preliminary purchase price allocation is based upon management's best estimates of fair value and is therefore subject to adjustment. Upon completion of an independent valuation, the purchase price allocation will be finalized and the resulting adjustments will be applied to the assets and liabilities. The final purchase price adjustment may result in a material impact to the pro forma balance sheet. The following asset balances will be decreased: notes receivable $1,608,806, property and equipment $1,695,726 and subordinated loan participation $2,254,919. The following asset balances will be increased: dealer relationships $16,882,949 and customer contracts $729,604. The property and equipment decrease is due primarily to a reclassification to customer contracts to be consistent with IASG presentation. Deferred revenue is stated at its historical cost and is subject to adjustment upon completion of an independent valuation.

The preliminary purchase price allocation is as follows:

Accounts receivable	$1,733,000
Prepaid expenses	208,000
Property and equipment	1,916,274
Notes receivable	9,326,193
Subordinated loan participation	15,121,081
Dealer relationships	16,882,949
Customer contracts	6,976,604
Accounts payable	(1,976,000)
Accrued expenses	(189,000)
Deferred revenue	(1,242,000)

$48,757,101

(3)
The amount due to NACC for the purchase of the business would be $48,757,101 at June 30, 2004. This represents the contractual purchase price of $49,189,727 and a working capital adjustment of $432,626. The final working capital adjustment will be calculated based on balances that exist as of the date of closing. The amount of this adjustment is not expected to be material.

(4)
The new debt to be issued will have estimated initial purchaser, legal and accounting fees of $4,250,000. The debt to be retired has unamortized fees of $560,548 which will be charged to accumulated deficit at the time the debt is redeemed. The net increase to debt issuance costs is $3,689,452.

(5)
The Notes offering will result in new long-term debt (at an assumed rate of 10 1/2%) of $125,000,000 offset by debt to be retired of $47,800,000 (including prepayment penalties) resulting in a net increase in long-term debt of $77,200,000. Since $11,655,000 of the long-term debt to be retired is currently classified as a current liability, the current portion will be decreased, resulting in the long-term classification on the balance sheet being increased a total of $88,855,000.

(6)
The net proceeds of the offering are estimated at $120,750,000. After retiring $47,800,000 in debt and using $48,757,101 to pay NACC for the acquisition, the remaining $24,192,899 will be added to working capital.

Integrated Alarm Services Group, Inc.

Pro Forma Consolidated Statement of Operations
For the Twelve Months Ending December 31, 2003
(unaudited)

	IASG	NACC	Subtotal	Pro forma adjustments		Pro forma	Offering proceeds		Pro forma as adjusted
Revenue	$40,867,598	$18,661,000	$59,528,598	$(1,319,947	)(1)	$58,208,651			$58,208,651
Cost of revenue (excluding depreciation and amortization)	16,393,439	7,016,040	23,409,479			23,409,479			23,409,479

	24,474,159	11,644,960	36,119,119			34,799,172			34,799,172

Operating expenses:
Selling and marketing	1,108,621	1,800,244	2,908,865			2,908,865			2,908,865
Depreciation and amortization	12,322,558	1,218,000	13,540,558	2,188,110(2)		15,728,668			15,728,668
General and administrative	11,167,460	3,689,716	14,857,176			14,857,176			14,857,176
General and administrative-related party	3,525,000	351,000	3,876,000			3,876,000			3,876,000

Total operating expenses	28,123,639	7,058,960	35,182,599			37,370,709			37,370,709

Income (loss) from operations	(3,649,480)	4,586,000	936,520			(2,571,537)			(2,571,537)
Other income (expense):
Other income	295,984	—	295,984			295,984			295,984
Amortization of debt issuance costs	(3,168,315)	—	(3,168,315)			(3,168,315)	(382,361	)(5)	(3,550,676)
Interest expense	(13,569,846)	—	(13,569,846)			(13,569,846)	(7,623,000	)(6)	(21,192,846)
Interest expense-related party	—	(1,456,000)	(1,456,000)	1,456,000	(3)	—			—
Interest income	1,613,669		1,613,669	1,963,616	(1)	3,577,285			3,577,285

Income (loss) before income taxes	(18,477,988)	3,130,000	(15,347,988)			(15,436,429)			(23,441,790)
Income tax expense (benefit)	3,526,572	1,296,000	4,822,572	(1,059,714	)(4)	3,762,858			3,762,858

Income (loss) from continuing operations	$(22,004,560)	$1,834,000	$(20,170,560)			$(19,199,287)			$(27,204,648)

Basic and diluted income (loss) per share	$(1.95)								$(2.42)

Weighted average number of common shares outstanding	11,263,455								11,263,455

Integrated Alarm Services Group, Inc.

Notes to Pro Forma Consolidated Statement of Operations
For the Twelve Months Ending December 31, 2003
(unaudited)

(1)
This adjustment reclassifies interest income of $1,319,947 on NACC notes receivable from revenue to interest income to be consistent with our classification. In addition, notes receivable and subordinated loan participation were discounted to fair value using a 6% discount rate and will result in imputed interest income of $643,669 in the first year. The total increase in interest income for these items is $1,963,616.

(2)
The adjustments were made to asset balances in applying purchase accounting. The following summarizes the adjustment required for depreciation and amortization expense:

Asset	IASG method	Useful life in years	Depreciation/ amortization	Previously recorded by NACC	Adjustment
Property and equipment	Straight-line	4.5	$425,839	$342,000	$83,839
Dealer relationships	150% declining balance	15	1,688,295	—	1,688,295
Customer contracts	Straight-line plus attrition	18	1,291,976	876,000	415,976

			$3,406,110	$1,218,000	$2,188,110

If $1.0 million of fair value is reallocated to or from Dealer relationships as a result of finalizing the valuation, it will change total amortization for the year by $0.1 million. Customer contracts includes attrition amortization expense of approximately $904,000.

(3)
NACC recorded interest expense based on outstanding balances due to its parent. No debt is being assumed and this expense of $1,456,000 will be eliminated.

(4)
NACC recorded federal and state income tax expense aggregating $1,296,000 based upon its agreement with a reporting parent. We are currently in a net operating loss position and therefore would not be required to record a federal income tax expense on NACC's earnings. Accordingly, we reversed federal income tax expense of $1,059,714. The remaining income tax expense of $263,286 represents California state income taxes.

(5)
The debt issuance costs of the Notes are estimated at $4,250,000 and will be amortized using the effective interest method over the seven years to maturity resulting in a $607,143 per year of debt issuance expense. The debt retired had an annual amortization expense of $224,782 resulting in a net increase in amortization expense for the year of $382,361.

(6)
The $125,000,000 of Notes in new debt at an assumed rate of 10 1/2% interest rate will result in annual interest expense of $13,125,000. The debt to be retired of $48,100,000 has annual interest expense of approximately $5,502,000 for an effective rate of approximately 11.5%. The net increase in the annual interest expense will be approximately $7,623,000.

(7)
The unaudited pro forma consolidated statement of operations includes general and administrative related party expenses (corporate overhead) of $351,000 which is not expected to recur in future periods.

Integrated Alarm Services Group, Inc.

Pro Forma Consolidated Statement of Operations
For the Six Months Ending June 30, 2004
(unaudited)

	IASG	NACC	Subtotal	Pro forma adjustments		Pro forma	Offering proceeds		Pro forma as adjusted
Revenue	$37,726,520	$9,607,000	$47,333,520	$(1,168,276	)(1)	$46,165,244			$46,165,244
Cost of revenue (excluding depreciation and amortization)	14,109,502	3,840,108	17,949,610			17,949,610			17,949,610

	23,617,018	5,766,892	29,383,910			28,215,634			28,215,634

Operating expenses:
Selling and marketing	2,244,926	733,289	2,978,215			2,978,215			2,978,215
Depreciation and amortization	10,443,573	618,000	11,061,573	950,282	(2)	12,011,855			12,011,855
General and administrative	9,565,067	1,806,603	11,371,670			11,371,670			11,371,670
General and administrative-related party	—	176,000	176,000			176,000			176,000

Total operating expenses	22,253,566	3,333,892	25,587,458			26,537,740			26,537,740

			—			—			—
Income from operations	1,363,452	2,433,000	3,796,452			1,677,894			1,677,894
Other income (expense):
Other income	(3,080)	—	(3,080)			(3,080)			(3,080)
Amortization of debt issuance costs	(507,034)	—	(507,034)			(507,034)	(191,181	)(5)	(698,215)
Interest expense	(3,650,042)	—	(3,650,042)			(3,650,042)	(3,811,500	)(6)	(7,461,542)
Interest expense-related party	—	(1,019,000)	(1,019,000)	1,019,000	(3)	—			—
Interest income	530,548	—	530,548	1,468,568	(1)	1,999,116			1,999,116

Income (loss) before income taxes	(2,266,156)	1,414,000	(852,156)			(483,146)			(4,485,827)
Income tax expense (benefit)	(827,404)	585,000	(242,404)	147,604	(4)	(94,800)	377,800(7)		283,000

Income (loss) from continuing operations	$(1,438,752)	$829,000	$(609,752)			$(388,346)			$(4,768,827)

Basic and diluted income (loss) per share	$(0.06)								$(0.19)

Weighted average number of common shares outstanding	24,654,309								24,654,309

Integrated Alarm Services Group, Inc.

Notes to Pro Forma Consolidated Statement of Operations
For the Six Months Ending June 30, 2004
(unaudited)

(1)
This adjustment reclassifies interest income of $1,168,276 on NACC notes receivable from revenue to interest income to be consistent with our classification. In addition, notes receivable discounted to fair value will result in imputed interest income of $300,292 for the six months. The total increase in interest income for these items is $1,468,568.

(2)
The adjustments were made to asset balances in applying purchase accounting. The following summarizes the adjustment required for depreciation and amortization expense:

Asset	IASG method	Useful life in years	Depreciation/ amortization	Previously recorded by NACC	Adjustment
Property and equipment	Straight-line	4.5	$212,919	$194,000	$18,919
Dealer relationships	150% declining balance	15	814,000	—	814,000
Customer contracts	Straight-line plus attrition	18	541,363	424,000	117,363

			$1,568,282	$618,000	$950,282

If $1.0 million of fair value is reallocated to or from Dealer relationships as a result of finalizing the valuation, it will change total amortization for the six months by $48,214.

(3)
NACC recorded interest expense based on outstanding balances due to its parent. No debt is being assumed and this expense of $1,019,000 will be eliminated.

(4)
Additional income tax expense of $147,604 has been recorded due to other pro forma adjustments as follows:

Revenue	$(1,168,276)
Depreciation and amortization	(950,282)
Interest expense-related party	1,019,000
Interest income	1,468,568

369,010
Effective tax rate	40%

Income tax expense	$147,604

(5)
The debt issuance costs of the Notes are estimated at 4,250,000 and will be amortized using the effective interest method over the seven years to maturity resulting in $607,143 per year ($303,572 for six months) of debt issuance expense. The debt retired had an annual amortization expense of $224,782 ($112,391 for six months) resulting in a net increase in amortization expense for the six months of $191,181.

(6)
The $125,000,000 of Notes (at an assumed rate of 10 1/2%) will result in annual interest expense of $13,125,000 ($6,562,500 for six months). The debt to be retired of $47,800,000 has annual interest expense of $5,502,000 ($2,751,000 for six months) for an effective rate of approximately 11.5%. The net increase in the interest expense for the six months will be approximately $3,811,500.

(7)
Based on the pro forma numbers, the Company would generate a pre-tax loss for the year. As a result, a full valuation allowance against the Company's deferred tax assets would continue to be required. Consequently, a tax benefit connected with the NACC acquisition would not be recorded. The only tax expense reported should be the state income tax associated with states where each subsidiary with taxable income files separate tax returns. An adjustment of $377,800 of tax expense has been recorded to eliminate a net federal income tax benefit and recognize $283,000 of state income tax expense.

(8)
The unaudited pro forma consolidated statement of operations includes general and administrative related party expenses (corporate overhead) of $176,000 which is not expected to recur in future periods.

QuickLinks

  Exhibit 99.1
Integrated Alarm Services Group, Inc. UNAUDITED CONDENSED CONSOLIDATED PRO FORMA DATA
Integrated Alarm Services Group, Inc. Pro Forma Consolidated Balance Sheet As of June 30, 2004 (unaudited)
Integrated Alarm Services Group, Inc. Notes to Pro Forma Consolidated Balance Sheet (unaudited)
Integrated Alarm Services Group, Inc. Pro Forma Consolidated Statement of Operations For the Twelve Months Ending December 31, 2003 (unaudited)
Integrated Alarm Services Group, Inc. Notes to Pro Forma Consolidated Statement of Operations For the Twelve Months Ending December 31, 2003 (unaudited)
Integrated Alarm Services Group, Inc. Pro Forma Consolidated Statement of Operations For the Six Months Ending June 30, 2004 (unaudited)
Integrated Alarm Services Group, Inc. Notes to Pro Forma Consolidated Statement of Operations For the Six Months Ending June 30, 2004 (unaudited)